UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2004

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant's telephone number, including area code (801) 887-7000

Item 8. Change in FISCAL YEAR

On February 4, 2004 the Company's Board of Directors unanimously agreed to change the Company's fiscal year end from March 31,2004, as reported in the latest Form 10-KSB filed with the SEC on December 19, 2003, to December 31,2003. The Company will file an interim Form 10-KSB for the nine-month period ended December 31, 2003. The Company's Board of Directors consulted with and engaged Tanner & Co. of Salt Lake City, Utah, the Company's independent accountant, to audit the Company's financial statements for the interim period resulting from the change in fiscal year. The Company anticipates filing the interim Form 10-KSB for the period ended December 31, 2003, within the required ninety-day period ending March 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2004	NBO SYSTEMS, INC. By:/s/ Keith A. Guevara Keith A. Guevara President/CEO